Exhibit 10.4

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”) is made this 30th day of April, 2010, by GOVDEALS, INC., a corporation organized under the laws of the State of Delaware (the “Debtor”), for the benefit of BANK OF AMERICA, N.A., a national banking association, its successors and assigns (the “Lender”).

RECITALS

A.                                   LIQUIDITY SERVICES, INC., a corporation organized under the laws of the State of Delaware (the “Borrower”) has applied to the Lender for a revolving credit facility in the maximum principal amount of Thirty Million Dollars ($30,000,000) and, as part of that revolving credit facility, a letter of credit facility in the maximum principal amount of Ten Million Dollars ($10,000,000) (collectively, the “Credit Facilities”), which is to be advanced pursuant to the terms of a Financing and Security Agreement of even date herewith by and between the Borrower and the Lender (as amended, modified, restated, substituted, extended and renewed at any time and from time to time, the “Financing Agreement”).

B.                                     All defined terms used in this Agreement and not defined herein shall have the meaning given to such terms in the Financing Agreement.

C.                                     The payment and performance of all Obligations of the Borrower under the Financing Documents are unconditionally and irrevocably guaranteed by Debtor pursuant to the terms and conditions of that certain Guaranty of Payment Agreement of even date herewith, executed by Debtor in favor of Lender (as amended, modified, substituted, extended and renewed from time to time the “Guaranty”).

D.                                    The Lender has required, as a condition to entering into the Financing Agreement, that the Debtor execute, among other things, the Guaranty and this Agreement as additional security for the payment and performance of the Guaranty.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor and the Lender hereby agree as follows:

ARTICLE I

COLLATERAL

As security for the payment of all of the Obligations evidenced by the Financing Documents and for the Debtor’s performance of, and compliance with, all of the terms, covenants, conditions, stipulations and agreements contained in the Guaranty and all other Obligations of the Debtor to the Lender, whether now existing or hereafter created, the Debtor hereby grants to the Lender and agrees that the Lender shall have a perfected, continuing security interest in all of the following property and assets of the Debtor, wherever situated (the “Collateral”):

(a)                                  All inventory, both now owned and hereafter acquired and as the same may now and hereafter from time to time be constituted (the “Inventory”);

(b)                                 All accounts and contract rights, chattel paper, instruments and documents, both now owned and hereafter created or acquired (individually, an “Account” and collectively, the “Accounts”);

(c)                                  All equipment, furniture and fixtures, both now owned and hereafter acquired, together with (i) all additions, parts, fittings, accessories, special tools, attachments and accessions now and hereafter affixed thereto and/or used in connection therewith and (ii) all replacements thereof and substitutions therefore (the “Equipment”);

(d)                                 All general intangibles (including, without limitation, all books and records, things in action, contractual rights, tax returns, goodwill, literary rights, rights to performance, copyrights, trademarks and patents), both now owned and hereafter acquired;

(e)                                  All notes, notes receivable, drafts, acceptances and similar instruments and documents, both now owned and hereafter created or acquired;

(f)                                    all proceeds (cash and non-cash) and products thereof, and all returned, rejected or repossessed goods, the sale or lease of which shall have given or shall give rise to an Account and all cash and non-cash proceeds and products of all such goods;

provided, however, notwithstanding the foregoing, “Collateral” shall not include (i) any permit, lease, license, contract, instrument or other agreement belonging to the Debtor that prohibits, or requires the consent of any Person other than the Debtor as a condition to, the creation of a Lien thereon, or any permit, lease, license contract or other agreement belonging to the Debtor to the extent that any requirement of law applicable thereto prohibits the creation of a Lien thereon, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the Uniform Commercial Code, Bankruptcy Code or any other requirement of Law, (ii) any United States intent-to-use trademark or service mark application to the extent, and solely during the period in which the grant of a Lien therein would impair the validity or the enforceability of such intent-to-use trademark or service mark under federal law, and (iii) any property subject to a Lien permitted by the Financing Agreement, if and for so long as the contractual obligation governing such Lien prohibits the Lien of this Agreement applying to such property.

The Debtor further agrees that the Lender shall have in respect thereof all of the rights and remedies of a secured party under the Uniform Commercial Code as well as those provided in this Agreement.  The Debtor covenants and agrees to execute and deliver such financing statements and other instruments and filings as are necessary in the opinion of the Lender to perfect such security interest.  Notwithstanding the fact that the proceeds of the Collateral constitute a part of the Collateral, the Debtor may not dispose of the Collateral, or any part thereof, other than in the ordinary course of its business or as otherwise may be permitted by this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Debtor represents and warrants to the Lender that:

Section 2.1                                      Title to Properties.

Debtor has good and marketable title to all of its properties, including, without limitation, the Collateral and Debtor has legal, enforceable and uncontested rights to use freely such property and assets, except, in each case, as could not reasonably be expected to have a Material Adverse Effect.

Section 2.2                                      Accounts.

With respect to all Accounts and to the best of Debtor’s knowledge (a) they are genuine, and are not evidenced by a judgment, an Instrument, or Chattel Paper (unless such judgment has been assigned and such Instrument or Chattel Paper has been endorsed and delivered to Lender); (b) they represent bona fide transactions completed in accordance with the terms and provisions contained in the invoices, purchase orders and other contracts relating thereto, and the underlying transaction therefor is in accordance with all applicable Laws; and (c) the amounts shown on Debtor’s books and records, with respect thereto are actually and absolutely owing to Debtor and are not contingent or subject to reduction for any reason other than regular discounts, credits or adjustments allowed by Debtor in its reasonable discretion.

Section 2.3                                      Inventory.

Substantially all of the Inventory of Debtor is located at the places of business set forth on the Collateral Disclosure List or as permitted by Section 6.2.14 of the Financing Agreement.

Section 2.4                                      Patents, Trademarks, Etc.

Debtor owns, possesses, or has the right to use all necessary patents, licenses, trademarks, copyrights, permits and franchises to own its properties and to conduct its business as now conducted, without known conflict with the rights of any other Person, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.  Any and all obligations to pay royalties or other charges with respect to such properties and assets are properly reflected on the financial statements previously furnished to Lender, to the extent required by GAAP.

Section 2.5                                      Business Names and Addresses.

Debtor has not changed its name, identity or corporate structure in a manner which could result in a Material Adverse Effect, since the date Debtor or Borrower last delivered a Collateral Disclosure List to Lender.

Section 2.6                                      Presence of Hazardous Materials or Hazardous Materials Contamination.

To the best of Debtor’s knowledge, (a) no Hazardous Materials are located on any real property owned, controlled or operated by of Debtor or for which Debtor is, or is claimed to be, responsible, except for reasonable quantities of necessary supplies for use by Debtor in the ordinary course of its current line of business and stored, used and disposed in accordance with applicable Laws; and (b) no property owned, controlled or operated by Debtor or for which Debtor has, or is claimed to have, responsibility has ever been used as a manufacturing, storage, or dump site for Hazardous Materials nor is affected by Hazardous Materials Contamination at any other property.  “Hazardous Materials” means (a) any “hazardous waste” as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any substance the presence of which on any property now or hereafter owned, acquired or operated by Debtor is prohibited by any Law similar to those set forth in this definition; and (d) any other substance which by Law requires special handling in its collection, storage, treatment or disposal.  “Hazardous Materials Contamination” means the contamination (whether presently existing or occurring after the date of this Agreement) by Hazardous Materials of any property owned, operated or controlled by Debtor or for which Debtor has responsibility, including, without limitation, improvements, facilities, soil, ground water, air or other elements on, or of, any property now or hereafter owned, acquired or operated by Debtor, and any other contamination by Hazardous Materials for which Debtor is, or is claimed to be, responsible.

Section 2.7                                      Perfection and Priority of Collateral.

Lender has, or upon execution of this Agreement and filing of any financing statement required under the Uniform Commercial Code, will have a valid and perfected Lien on and security interest in all Collateral, free of all other Liens, claims and rights of third parties whatsoever except Permitted Liens.

Section 2.8                                      Collateral Disclosure List.

As of the Closing Date, and at all times thereafter, whenever a Collateral Disclosure List is delivered to Lender pursuant to the Financing Agreement, the information contained in the Collateral Disclosure List is complete and correct in all material respects.  The Collateral Disclosure List completely and accurately identifies (a) the type of entity, the state of organization and the chief executive office of Debtor, (b) each other place of business of Debtor, (c) the location of all books and records pertaining to the Collateral, and (d) each location, other than the foregoing, where any of the Collateral is located and other than as permitted by Section 6.2.14 of the Financing Agreement.

Section 2.9                                      No Suspension or Debarment.

Neither Debtor nor any Subsidiary nor any of their respective directors, officers or employees has received any notice of, or information concerning, any proposed, contemplated or initiated suspension or debarment, be it temporary or permanent, due to an administrative or a statutory basis, of Debtor or any Subsidiary by the United States of America or any department, agency or instrumentality thereof.

Section 2.10                                Taxes.

Debtor has filed all returns, reports and forms for taxes that, to the knowledge of Debtor, are required to be filed, and has paid all taxes as shown on such returns or on any assessment received by it, to the extent that such taxes have become due, unless and to the extent only that such taxes, assessments and governmental charges are currently contested in good faith and by appropriate proceedings by Debtor, such taxes are not the subject of any Liens other than Permitted Liens, and adequate reserves therefor have been established as required under GAAP.  All tax liabilities of Debtor were, as of the date of the audited financial statements previously furnished to Lender, and are now, adequately provided for on the books of Debtor.

Section 2.11                                ERISA.

With respect to any Plan that is maintained or contributed to by Debtor and/or by any Commonly Controlled Entity or as to which Debtor retains material liability: (a) no “accumulated funding deficiency” as defined in Code §412 or ERISA §302 has occurred, whether or not that accumulated funding deficiency has been waived; (b) no Reportable Event has occurred other than events for which reporting has been waived; (c) no termination of any plan subject to Title IV of ERISA has occurred; (d) neither Debtor nor any Commonly Controlled Entity has incurred a “complete withdrawal” within the meaning of ERISA §4203 from any Multi-employer Plan; (e) neither Debtor nor any Commonly Controlled Entity has incurred a “partial withdrawal” within the meaning of ERISA §4205 with respect to any Multi-employer Plan; (f) no Multi-employer Plan to which Debtor or any Commonly Controlled Entity has an obligation to contribute is in “reorganization” within the meaning of ERISA §4241 nor has notice been received by Debtor or any Commonly Controlled Entity that such a Multi-employer Plan will be placed in “reorganization”.  “Commonly Controlled Entity” means an entity, whether or not incorporated, which is under common control with Debtor within the meaning of Section 414(b) or (c) of the Internal Revenue Code.  “Plan” means any pension plan that is covered by Title IV of ERISA and in respect of which Debtor or a Commonly Controlled Entity is an “employer” as defined in Section 3 of ERISA.  “Multi-employer Plan” means a Plan that is a Multi-employer plan as defined in Section 4001(a)(3) of ERISA.

ARTICLE III

AFFIRMATIVE COVENANTS OF DEBTOR

Until payment in full and the performance of all of the Obligations, the Debtor agrees with Lender as follows:

Section 3.1                                      Compliance with Laws.

Debtor shall comply with all applicable Laws and observe the valid requirements of Governmental Authorities, the noncompliance with or the nonobservance of which could reasonably be expected to have a Material Adverse Effect.

Section 3.2                                      Insurance Generally.

(a)                                  Debtor shall maintain insurance in an amount customary and consistent with Debtor’s current practice, covering property damage (including loss of use and occupancy) to any of Debtor’s properties, business interruption insurance, public liability insurance including coverage for contractual liability, product liability and workers’ compensation, and any other insurance which is usual for Debtor’s business.  Each policy shall provide for at least thirty (30) days prior notice to Lender of any cancellation thereof and name Lender as loss payee or additional insured, as appropriate.

(b)                                 In addition to the insurance requirements stated above, Debtor shall also maintain all risk property damage insurance policies covering the tangible property comprising the Collateral to the extent and in amounts customary and consistent with Debtor’s current practice.  The insurance must include a lender’s loss payable endorsement in favor of Lender in a form acceptable to Lender in its reasonable discretion and shall provide for at least thirty (30) days prior notice to Lender of any cancellation thereof.

(c)                                  Upon the request of Lender, Debtor shall deliver to Lender a copy of each insurance policy, or, if permitted by Lender, a certificate of insurance listing all insurance in force.

Section 3.3                                      Existence.

Debtor shall maintain its existence in good standing in the State of Delaware and in each other jurisdiction where it is required to register or qualify to do business if the failure to do so in such other jurisdiction could reasonably be expected to have a Material Adverse Effect and remain a Registered Organization under the laws of the State of Delaware.

Section 3.4                                      Maintenance of Properties.

Debtor will at all times (a) maintain, preserve, protect and keep its properties, whether owned or leased, in good operating condition, working order and repair (ordinary wear and tear excepted), and from time to time will make all proper repairs, maintenance, replacements, additions and improvements thereto needed to maintain such properties in good operating condition, working order and repair, and (b) do or cause to be done all things necessary to preserve and to keep in full force and effect its material franchises, leases of real and personal property, trade names, patents, trademarks, copyrights and permits which are necessary for the orderly continuance of its business, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 3.5                                      Maintenance of the Collateral.

Debtor will maintain the Collateral in the condition purchased, excepting ordinary wear and tear, and will not permit anything to be done to the Collateral that may materially impair the value thereof, taken a whole.  Lender shall not have any duty to, and Debtor hereby releases Lender from all claims of loss or damage caused by the delay or failure to collect or enforce any of the receivables of Debtor or to, preserve any rights against any other party with an interest in the Collateral.

Section 3.6                                      Taxes.

Except to the extent that the validity or amount thereof is being contested in good faith and by appropriate proceedings, Debtor will pay and discharge all taxes prior to the date when any interest or penalty would accrue for the nonpayment thereof.

Section 3.7                                      ERISA.

Debtor will, and will cause each of its Commonly Controlled Entities to, comply with the funding requirements of ERISA with respect to Plans for its respective employees.  Debtor will not permit with respect to any Plan (a) any prohibited transaction or transactions under ERISA or the Internal Revenue Code, which results, or may result, in any material liability of Debtor and/or any Subsidiary and/or Affiliate, or (b) any Reportable Event if, upon termination of the Plan or Plans with respect to which one or more such Reportable Events shall have occurred, there is or would be any material liability of Debtor and/or any Subsidiary and/or Affiliate to the PBGC.  Upon Lender’s request, Debtor will deliver to Lender a copy of the most recent actuarial report, financial statements and annual report completed with respect to any Plan.

Section 3.8                                      Hazardous Materials; Contamination.

Debtor agrees to:

(a)                                  give notice to Lender immediately upon Debtor’s acquiring knowledge of the presence of any Hazardous Materials or any Hazardous Materials Contamination on any property owned, operated or controlled by Debtor or for which Debtor is, or is claimed to be, responsible (provided that such notice shall not be required for Hazardous Materials placed or stored on such property in accordance with applicable Laws in the ordinary course (including, without limitation, quantity) of Debtor’s line of business expressly described in this Agreement), with a full description thereof;

(b)                                 promptly comply with any Laws requiring the removal, treatment or disposal of Hazardous Materials or Hazardous Materials Contamination and provide Lender with satisfactory evidence of such compliance;

(c)                                  provide Lender, within thirty (30) days after a demand by Lender, with a bond, letter of credit or similar financial assurance evidencing to Lender’s satisfaction that the necessary funds are available to pay the cost of removing, treating, and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any Lien which may be established as a result thereof on any property owned, operated or controlled by Debtor or for which Debtor is, or is claimed to be, responsible; and

(d)                                 as part of the Obligations of Debtor, defend, indemnify and hold harmless Lender and its agents, employees, trustees, successors and assigns from any and all claims which may now or in the future (whether before or after the termination of this Agreement) be asserted as a result of the presence of any Hazardous Materials or any Hazardous Materials Contamination on any property owned, operated or controlled by Debtor or for which Debtor is, or is claimed to be, responsible.  Debtor acknowledges and agrees that this indemnification shall survive the termination of this Agreement and the payment and performance of all of the other Obligations.

Section 3.9                                      Other Liens, Security Interests, Etc.

Debtor will keep the Collateral free from all liens, security interests and claims of every kind and nature, other than the security interest granted to the Lender pursuant to this Agreement and the Permitted Liens.

Section 3.10                                Defense of Title and Further Assurances.

At its expense, Debtor will defend the title to the Collateral (and any part thereof), and will, except as otherwise set forth in this Section 3.10, immediately execute, acknowledge and deliver any renewal, affidavit, deed, assignment, security agreement, certificate or other document which Lender may require in order to perfect, preserve, maintain, continue, protect and/or extend the Lien granted to Lender under this Agreement and the first priority of that Lien, subject only to the Permitted Liens.  Debtor hereby authorizes the filing of any financing statement or continuation statement required under the Uniform Commercial Code.  Debtor will take any and all steps and observe such formalities as Lender may require, in order to create and maintain a valid Lien upon, pledge of, or paramount security interest in, the Collateral, subject to the Permitted Liens.  Debtor shall pay to Lender on demand all taxes, costs and expenses incurred by Lender in connection with the preparation, execution, recording and filing of any such document or instrument.  To the extent that the proceeds of any of the Accounts or receivables of Debtor are expected to become subject to the control of, or in the possession of, a party other than Debtor or Lender, Debtor shall cause all such parties to execute and deliver security documents or other documents as requested by Lender and as may be necessary to evidence and/or perfect the security interest of Lender in those proceeds.  Debtor hereby irrevocably appoints Lender as Debtor’s attorney-in-fact, with power of substitution, in the name of Lender or in the name of Debtor or otherwise, for the use and benefit of Lender, but at the cost and expense of Debtor and without notice to Debtor, to execute and deliver any and all of the instruments and other documents and take any action which Lender may require pursuant the foregoing provisions of this Section 3.10.

Section 3.11                                Landlord’s Waivers.

Debtor shall use commercially reasonable efforts to deliver to Lender a waiver in form acceptable to Lender and its counsel in their reasonable discretion from each landlord for Debtor’s premises listed on Schedule 6.1.14 of the Financing Agreement.

Section 3.12                                Government Accounts.

Debtor will promptly notify Lender if any of the Receivables arise out of contracts with the United States of America or any department, agency or instrumentality thereof for the sale of products or provision of services and, as appropriate and at request of Lender, within thirty (30) days of such request, execute any documents and take any steps required by Lender in order that all moneys due and to become due under such contracts shall be assigned to Lender and notice thereof given to the applicable Governmental Authority under the Federal Assignment of Claims Act or any other applicable Laws.  Debtor shall provide Lender with all necessary information and will execute and deliver such documents as are required to comply with the Federal Assignment of Claims Act of 1940 (31 U.S.C. §3727 and 41 U.S.C. §15).

Section 3.13                                Use of Premises and Equipment.

Debtor agrees that until the Obligations are fully paid and Lender has no further obligation to extend any credit to Borrower, during the occurrence and continuance of an Event of Default, Lender shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of Debtor’s owned or leased property.

Section 3.14                                Protection of Collateral.

Debtor agrees that Lender may at any time following an Event of Default take such steps as Lender deems reasonably necessary to protect the interest of Lender in, and to preserve the Collateral, including, the hiring of such security guards or the placing of other security protection measures as Lender deems appropriate, may employ and maintain at any of Debtor’s premises a custodian who shall have full authority to do all acts necessary to protect the interests of Lender in the Collateral and may lease warehouse facilities to which Lender may move all or any part of the Collateral to the extent commercially reasonable.  Debtor agrees to cooperate fully with Lender’s efforts to preserve the Collateral and will take such actions to preserve the Collateral as Lender may reasonably direct.  All of Lender’s expenses of preserving the Collateral, including any reasonable expenses relating to the compensation and bonding of a custodian, shall be part of the Enforcement Costs.

Section 3.15                                Business Names; Locations.

Debtor will notify Lender not less than thirty (30) days prior to (a) any change in the name under which Debtor conducts its business, (b) any change of the location of the chief executive office of Debtor, and (c) the opening of any new place of business or the closing of any existing place of business, and (d) any change in the location of the places where the Collateral, or any part thereof, or the books and records, or any part thereof, are kept other than as permitted by Section 6.2.14 of the Financing Agreement.

ARTICLE IV

NEGATIVE COVENANTS OF DEBTOR

Until payment in full and the performance of all of the Obligations, without the prior written consent of the Lender, the Debtor will not directly or indirectly:

Section 4.1                                      Liens; Confessed Judgment.

(a) Create, incur, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired, except for Permitted Liens, (b) assume or suffer to exist any provision in any instrument or other document for confession of judgment, cognovit or other similar right or remedy, (c) allow or suffer to exist any Permitted Liens to be superior to Lender’s Liens on the Collateral, (d) enter into any contracts for the consignment of goods, will not execute or suffer the filing of any financing statements or the posting of any signs giving notice of consignments, and will not, as a material part of its business, engage in the sale of goods belonging to others, and (e) allow or suffer to exist the failure of any Lien described herein to attach to, and/or remain at all times perfected on, any of the Collateral.

Section 4.2                                      ERISA Compliance.

And will not allow any Commonly Controlled Entity to:  (a) engage in or permit any “prohibited transaction” (as defined in ERISA); (b) cause any “accumulated funding deficiency” as defined in ERISA and/or the Internal Revenue Code; (c) terminate any pension plan in a manner which could result in the imposition of a lien on the property of Debtor pursuant to ERISA; (d) terminate or consent to the termination of any Multi-employer Plan; or (e) incur a complete or partial withdrawal with respect to any Multi-employer Plan.

Section 4.3                                      Prohibition on Hazardous Materials.

Debtor shall not place, manufacture or store or permit to be placed, manufactured or stored any Hazardous Materials on any property owned, operated or controlled by Debtor or for which Debtor is responsible other than Hazardous Materials placed or stored on such property in accordance with applicable Laws in the ordinary course of Debtor’s business expressly described in this Agreement.

Section 4.4                                      Transfer of Collateral.

Transfer, or permit the transfer, to a location not listed on the Collateral Disclosure List, of the books and records related to any of the Collateral or of any of the Collateral having an aggregate value in excess of Five Hundred Thousand Dollars ($500,000) except for (a) Collateral in transit, (b) Collateral maintained at a temporary location for a period not to exceed six (6) months or (c) Collateral located at a customer’s place of business which is offered for sale in the ordinary course of business; provided, however, after the occurrence and continuance of an Event of Default, Debtor will promptly disclose the locations of all of the Collateral to Lender.

Section 4.5                                      Sale and Leaseback.

Directly or indirectly enter into any arrangement to sell or transfer all or any substantial part of its fixed assets then owned by it and thereupon or within one year thereafter rent or lease the assets so sold or transferred.

Section 4.6                                      Sale of Accounts.

Except in the ordinary course of its business, sell, discount, allow credits or allowances, transfer, assign, extend the time for payment on, convey, lease, assign, transfer or otherwise dispose of the Collateral, except, prior to an Event of Default, dispositions expressly permitted elsewhere in this Agreement, the sale of Inventory in the ordinary course of business.

ARTICLE V

EVENTS OF DEFAULT

The occurrence of one or more of the following events shall be “Events of Default” under this Agreement, and the terms “Event of Default” or “default” shall mean, whenever they are used in this Agreement, any one or more of the following events:

Section 5.1                                      Failure to Pay.

The Debtor shall fail to pay or perform any of the Obligations, when and as the same shall become due and payable under the Guaranty.

Section 5.2                                      Breach of Representations and Warranties.

Any representation or warranty made in this Agreement or in any report, statement, schedule, certificate, opinion (including any opinion of counsel for Debtor), financial statement or other document furnished in connection with this Agreement, any of the other Financing Documents, or the Obligations, shall prove to have been false or misleading when made (or, if applicable, when reaffirmed) in any material respect.

Section 5.3                                      Failure to Comply with Covenants.

The failure of Debtor to perform, observe or comply with any covenant, condition or agreement contained in Sections Section 3.2, 3.3, 3.6 or 3.8 hereof or in Section 4 hereof.

Section 5.4                                      Other Defaults.

The failure of Debtor to perform, observe or comply with any covenant, condition or agreement contained in this Agreement other than those set forth in Sections 5.1, 5.2, or 5.3 above, which default shall remain un-remedied for thirty (30) days after written notice thereof to the Debtor by the Lender.

Section 5.5                                      Default Under Other Financing Documents.

A default shall occur under any of the other Financing Documents, and such default is not cured within any applicable grace period provided therein.

Section 5.6                                      Receiver; Bankruptcy.

Debtor shall (a) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or any of its property, (b) admit in writing its inability to pay its debts as they mature, (c) make a general assignment for the benefit of creditors, (d) be adjudicated a bankrupt or insolvent, (e) file a voluntary petition in bankruptcy or a petition or an answer seeking or consenting to reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or take corporate action for the purposes of effecting any of the foregoing, (f) by any act indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for any of its property, or suffer any such receivership, trusteeship or proceeding to continue undischarged for a period of sixty (60) days, or (g) by any act indicate its consent to, approval of or acquiescence in any order, judgment or decree by any court of competent jurisdiction or any Governmental Authority enjoining or otherwise prohibiting the operation of a material portion of Debtor’s business or the use or disposition of a material portion of Debtor’s assets.

Section 5.7                                      Involuntary Bankruptcy, etc.

(a) An order for relief shall be entered in any involuntary case brought against Debtor under the Bankruptcy Code, or (b) any such case shall be commenced against Debtor and shall not be dismissed within sixty (60) days after the filing of the petition, or (c) an order, judgment or decree under any other Law is entered by any court of competent jurisdiction or by any other Governmental Authority on the application of a Governmental Authority or of a Person other than Debtor (i) adjudicating Debtor bankrupt or insolvent, or (ii) appointing a receiver, trustee or liquidator of Debtor or of a material portion of Debtor’s assets, or (iii) enjoining, prohibiting or otherwise limiting the operation of a material portion of Debtor’s business or the use or disposition of a material portion of Debtor’s assets, and such order, judgment or decree continues unstayed and in effect for a period of thirty (30) days from the date entered.

Section 5.8                                      Judgment.

Unless adequately insured in the opinion of Lender, the entry of a final judgment for the payment of money involving more than Two Million Dollars ($2,000,000) against Debtor, and the failure by Debtor to discharge the same, or cause it to be discharged, within thirty (30) days from the date of the order, decree or process under which or pursuant to which such judgment was entered, or to secure a stay of execution pending appeal of such judgment.

Section 5.9                                      Execution; Attachment.

Any execution or attachment shall be levied against Collateral having an aggregate value in excess of Five Hundred Thousand Dollars ($500,000), or any part thereof, and such execution or attachment shall not be set aside, discharged or stayed within thirty (30) days after the same shall have been levied.

Section 5.10                                Debarment or Suspension.

Debtor is debarred or suspended, whether temporarily or permanently, by the United States of America or any department, agency or instrumentality thereof.

Section 5.11                                Liquidation, Termination or Dissolution.

Debtor shall liquidate, dissolve or terminate its existence or shall suspend or terminate a substantial portion of its business operations.

Section 5.12                                Default Under Other Borrowings.

Default shall be made with respect to any evidence of indebtedness or liability for borrowed money (other than under the Credit Facilities and other unsecured Indebtedness of up to One Million Dollars ($1,000,000)) if the effect of such default is to accelerate the maturity of such evidence of indebtedness or liability or to permit the holder or obligee thereof to cause any indebtedness to become due prior to its stated maturity.

ARTICLE VI

RIGHTS AND REMEDIES UPON DEFAULT

Section 6.1                                      Demand; Acceleration.

Upon the occurrence of an Event of Default, and in every such event and at any time thereafter, the Lender may declare the Obligations due and payable, without presentment, demand, protest, or any notice of any kind, all of which are hereby expressly waived, anything contained herein or in any of the other Financing Documents to the contrary notwithstanding.

Section 6.2                                      Specific Rights With Regard to Collateral.

In addition to all other rights and remedies provided hereunder or as shall exist at law or in equity from time to time, the Lender may, without notice to the Debtor:

(a)                                  request any account debtor obligated on any of the Accounts to make payments thereon directly to the Lender, with the Lender taking control of the cash and non-cash proceeds thereof;

(b)                                 compromise, extend or renew any of the Collateral or deal with the same as it may deem advisable;

(c)                                  make exchanges, substitutions or surrenders of all or any part of the Collateral;

(d)                                 remove from any of the Debtor’s place of business all books, records, ledger sheets, correspondence, invoices and documents, relating to or evidencing any of the Collateral or without cost or expense to the Lender, make such use of the Debtor’s place(s) of business as may be reasonably necessary to administer, control and collect the Collateral;

(e)                                  repair, alter or supply goods if necessary to fulfill in whole or in part the purchase order of any account debtor;

(f)                                    demand, collect, receipt for and give renewals, extensions, discharges and releases of any of the Collateral;

(g)                                 institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral;

(h)                                 settle, renew, extend, compromise, compound, exchange or adjust claims in respect of any of the Collateral or any legal proceedings brought in respect thereof;

(i)                                     endorse the name of the Debtor upon any items of payment relating to the Collateral or on any Proof of Claim in Bankruptcy against an account debtor;

(j)                                     clear Inventory through customs in Lender’s or Debtor’s name and to sign and deliver to customs officials powers of attorney in Debtor’s name for such purpose; and

(k)                                  take any other action necessary or beneficial to realize upon or dispose of the Collateral or to carry out the terms of this Agreement.

Section 6.3                                      Application of Proceeds.

Any proceeds of sale or other disposition of the Collateral will be applied by Lender to the payment first of any and all Enforcement Costs, and any balance of such proceeds will be applied to the Obligations in such order and manner as Lender shall determine.  If the sale or other disposition of the Collateral fails to fully satisfy the Obligations, Debtor and Borrower shall remain liable to Lender for any deficiency.

Section 6.4                                      Performance by Lender.

If the Debtor shall fail to pay the Obligations or otherwise fail to perform, observe or comply with any of the conditions, covenants, terms, stipulations or agreements contained in this Agreement or any of the other Financing Documents, the Lender without notice to or demand upon Debtor and without waiving or releasing any of the Obligations or any Default or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Debtor, and may enter upon the premises of Debtor for that purpose and take all such action thereon as Lender may consider necessary or appropriate for such purpose and Debtor hereby irrevocably appoints Lender as its attorney-in-fact to do so, with power of substitution, in the name of Lender, in the name of Debtor or otherwise, for the use and benefit of Lender, but at the cost and expense of Debtor and without notice to Debtor.  All sums so paid or advanced by Lender together with interest thereon from the date of payment, advance or incurring until paid in full at the Post-Default Rate and all costs and expenses, shall be paid by Debtor to Lender on demand, and shall constitute and become a part of the Obligations.

Section 6.5                                      Uniform Commercial Code.

Lender shall have all of the rights and remedies of a secured party under the applicable Uniform Commercial Code and other applicable Laws.  Upon demand by Lender, Debtor shall assemble the Collateral and make it available to Lender, at a place designated by Lender.  Lender or its agents may without notice from time to time enter upon Debtor’s premises to take possession of the Collateral, to remove it, to render it unusable, to process it or otherwise prepare it for sale, or to sell or otherwise dispose of it.

Any written notice of the sale, disposition or other intended action by Lender with respect to the Collateral which is sent by regular mail, postage prepaid, to Debtor at the address set forth in Section 7.1 (Notices), or such other address of Debtor which may from time to time be shown on Lender’s records, at least ten (10) days prior to such sale, disposition or other action, shall constitute commercially reasonable notice to Debtor.  Lender may alternatively or additionally give such notice in any other commercially reasonable manner.  Nothing in this Agreement shall require Lender to give any notice not required by applicable Laws.

If any consent, approval, or authorization of any state, municipal or other Governmental Authority or of any other Person or of any Person having any interest therein, should be necessary to effectuate any sale or other disposition of the Collateral, Debtor agrees to execute all such applications and other instruments, and to take all other action, as may be required in connection with securing any such consent, approval or authorization.

Debtor recognizes that Lender may be unable to effect a public sale of all or a part of the Collateral consisting of Investment Property by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and other applicable Federal and state Laws.  Lender may, therefore, in its discretion, take such steps as it may deem appropriate to comply with such Laws and may, for example, at any sale of the Collateral consisting of securities restrict the prospective bidders or purchasers as to their number, nature of business and investment intention, including, without limitation, a requirement that the Persons making such purchases represent and agree to the satisfaction of Lender that they are purchasing such securities for their account, for investment, and not with a view to the distribution or resale of any thereof.  Debtor covenants and agrees to do or cause to be done promptly all such acts and things as Lender may request from time to time and as may be necessary to offer and/or sell the securities or any part thereof in a manner which is valid and binding and in conformance with all applicable Laws.   Upon any such sale or disposition, Lender shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral consisting of securities so sold.

Section 6.6                                      Other Remedies.

Lender may from time to time proceed to protect or enforce its rights by an action or actions at law or in equity or by any other appropriate proceeding, whether for the specific performance of any of the covenants contained in this Agreement or in any of the other Financing Documents, or for an injunction against the violation of any of the terms of this Agreement or any of the other Financing Documents, or in aid of the exercise or execution of any right, remedy or power granted in this Agreement, the Financing Documents, and/or applicable Laws.  Lender is authorized to offset and apply to all or any part of the Obligations all moneys, credits and other property of any nature whatsoever of Debtor now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with, Lender or any Affiliate of Lender.

ARTICLE VII

MISCELLANEOUS

Section 7.1                                      Notices.

All notices, certificates or other communications hereunder shall be given as set forth in Section 4.1 of the Guaranty.

Section 7.2                                      Consents and Approvals.

If any consent, approval, or authorization of any state, municipal or other governmental department, agency or authority or of any person, or any person, corporation, partnership or other entity having any interest therein, should be necessary to effectuate any sale or other disposition of the Collateral, the Debtor agrees to execute all such applications and other instruments, and to take all other action, as may be required in connection with securing any such consent, approval or authorization.

Section 7.3                                      Remedies, Etc. Cumulative.

Each right, power and remedy of the Lender as provided for in this Agreement or in any of the other Financing Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Agreement or in any of the other Financing Documents or now or hereafter existing at law or in equity, by statute or otherwise, and the exercise or beginning of the exercise by the Lender of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers or remedies.  In order to entitle the Lender to exercise any remedy reserved to it herein, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Agreement.

Section 7.4                                      No Waiver of Rights by the Lender.

No failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement or of any of the other Financing Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant or agreement or of any such breach or preclude the Lender from exercising any such right, power or remedy at any later time or times.  By accepting payment after the due date of any amount payable under this Agreement or under any of the other Financing Documents, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or under any of the other Financing Documents, or to declare a default for failure to effect such prompt payment of any such other amount.

Section 7.5                                      Entire Agreement.

The Financing Documents shall completely and fully supersede all other agreements, both written and oral, between the Lender and the Debtor relating to the Obligations.  Neither the Lender nor the Debtor shall hereafter have any rights under such prior agreements but shall look solely to the Financing Documents for definition and determination of all of their respective rights, liabilities and responsibilities relating to the Obligations.

Section 7.6                                      Survival of Agreement; Successors and Assigns.

All covenants, agreements, representations and warranties made by the Debtor herein and in any certificate, in the Financing Documents and in any other instruments or documents delivered pursuant hereto shall survive the making by the Lender of the Credit Facilities and the execution and delivery of the Revolving Credit Note, and shall continue in full force and effect so long as any of the Obligations are outstanding and unpaid.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Debtor, which are contained in this Agreement shall inure to the benefit of the successors and assigns of the Lender, and all covenants, promises and agreements by or on behalf of the Lender which are contained in this Agreement shall inure to the benefit of the permitted successors and permitted assigns of the Debtor, but this Agreement may not be assigned by the Debtor without the prior written consent of the Lender.

Section 7.7                                      Enforcement Costs.

Debtor shall pay to Lender on demand all Enforcement Costs, together with interest thereon from the date incurred or advanced until paid in full at a per annum rate of interest equal at all times to the Post-Default Rate.  Enforcement Costs shall be immediately due and payable at the time advanced or incurred, whichever is earlier.  Without implying any limitation on the foregoing, Debtor shall pay, as part of the Enforcement Costs, upon demand any and all stamp and other Taxes and fees payable or determined to be payable in connection with the execution and delivery of this Agreement and the other Financing Documents and to save Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay any Taxes or fees referred to in this Section.  The provisions of this Section shall survive the execution and delivery of this Agreement and the repayment of the Obligations.

Section 7.8                                      Counterparts.

This Agreement may be executed in any number of counterparts all of which together shall constitute a single instrument.

Section 7.9                                      Governing Law.

(a)                                  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE, WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES INSOFAR AS SUCH PRINCIPLES WOULD DEFER TO THE SUBSTANTIVE LAWS OF SOME OTHER JURISDICTION.

(b)                                 EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c)                                  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS

AGREEMENT OR ANY OTHER FINANCING DOCUMENT IN ANY COURT REFERRED TO IN SECTION 7.9(b).  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Section 7.10                                Modifications.

No modification or waiver of any provision of this Agreement, nor consent to any departure by the Debtor therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on the Debtor in any case shall entitle the Debtor to any other or further notice or demand in the same, similar or other circumstance.

Section 7.11                                Illegality.

If fulfillment of any provision hereof or any transaction related hereto or to any of the other Financing Documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provisions herein contained other than the provisions hereof pertaining to repayment of the Obligations operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only shall be void, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect; and if such provision pertains to repayment of the Obligations, then, at the option of the Lender, all of the Obligations of the Debtor to the Lender shall become immediately due and payable.

Section 7.12                                Gender, Etc.

Whenever used herein, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders.

Section 7.13                                Headings.

The headings in this Agreement are for convenience only and shall not limit or otherwise affect any of the terms hereof.

Section 7.14                                Waiver of Trial by Jury.

THE DEBTOR AND THE LENDER HEREBY JOINTLY AND SEVERALLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE DEBTOR AND THE LENDER MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS AGREEMENT, (B) ANY OF THE FINANCING DOCUMENTS, OR (C) THE COLLATERAL.  THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT.

THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE DEBTOR AND THE LENDER, AND THE DEBTOR AND THE LENDER HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  THE DEBTOR AND THE LENDER FURTHER REPRESENT THAT THEY HAVE BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF THEIR OWN FREE WILL, AND THAT THEY HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

Section 7.15                                Liability of the Lender.

Debtor hereby agrees that Lender shall not be chargeable for any negligence, mistake, act or omission of any accountant, examiner, agency or attorney employed by Lender in making examinations, investigations or collections, or otherwise in perfecting, maintaining, protecting or realizing upon any lien or security interest or any other interest in the Collateral or other security for the Obligations.

By inspecting the Collateral or any other properties of Debtor or by accepting or approving anything required to be observed, performed or fulfilled by Debtor or to be given to Lender pursuant to this Agreement or any of the other Financing Documents, Lender shall not be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by Lender.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Debtor has signed this Agreement on the day and year first above written.

GOVDEALS, INC.

By:	/s/ James M. Rallo
	Name:	James M. Rallo
	Title:	Vice President, Chief Financial
Officer & Treasurer

[Signature Page to Security Agreement]